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                                                                    Exhibit 23.4


              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 29, 2001, with respect to the consolidated financial statements of Discount Auto Parts, Inc. included in Form S-4 (No. 333-68858) of Advance Auto Parts, Inc., filed with the Securities and Exchange Commission on November 5, 2001, incorporated by reference in the Registration Statement (Form S-4) of Advance Auto Parts, Inc., for the registration of 4,338 shares of its common stock.


                                      /s/  ERNST & YOUNG LLP
Tampa, Florida
November 26, 2001